    As filed with the Securities and Exchange Commission on February 12, 1999

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    CONECTIV
               (Exact name of registrant as specified in charter)



            Delaware                                      51-0377417
(State or other jurisdiction of                (IRS Employer Identification No.)
 Incorporation or organization)

                                 800 King Street
                            Wilmington, DE 19899-0231
                          Attn: John C. van Roden, Jr.
                                 (302) 429-3525
               (Address, including zip code, and telephone number
                 including area code, of registrant's principal
                               executive offices)




Peter F. Clark, Esquire                     John C. van Roden, Jr.
    General Counsel            Senior Vice President and Chief Financial Officer
        Conectiv                                   Conectiv
    800 King Street                             800 King Street
  Wilmington, DE 19899                       Wilmington, DE 19899
     (302) 429-3311                             (302) 429-3525


    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                           J. Anthony Terrell, Esquire
                            Thelen Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019
                                 (212) 603-2000




      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Each Class      Amount to be Registered   Proposed Maximum Offering       Proposed Maximum       Amount of Registration
Securities to be Registered                               Pricing Per Unit (1)     Aggregate Offering Price           Fee (1)
                                                                                              (1)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities                    $250,000,000                   100%                   $250,000,000                $69,500.00
------------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. this prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED FEBRUARY 12, 1999


CONECTIV LOGO                                                         PROSPECTUS


CONECTIV
800 King Street
Wilmington, Delaware 19899
(302) 429-3525




                                  $250,000,000

                                 DEBT SECURITIES


         We may offer from time to time unsecured debt securities of senior notes and debentures and subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series. The aggregate initial offering price of the securities that are offered will not exceed $250,000,000. We will offer the securities in an amount and on terms to be determined by market conditions at the time of the offering.

         We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS
PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                   The date of this Prospectus is _____, 1999

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS .....................................................    3
WHERE YOU CAN FIND MORE INFORMATION .......................................    3
THE COMPANY ...............................................................    5
USE OF PROCEEDS ...........................................................    6
RATIO OF EARNINGS TO FIXED CHARGES ........................................    6
DESCRIPTION OF DEBT SECURITIES ............................................    7
PLAN OF DISTRIBUTION ......................................................   13
LEGAL MATTERS .............................................................   15
EXPERTS ...................................................................   15

ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that Conectiv ("we" or "Conectiv") filed with the Securities and Exchange Commission (the "SEC") utilizing a shelf registration process. Under this shelf process, we may sell Debt Securities in a cumulative amount up to $250,000,000 in one or more offerings over the next several years. This prospectus provides you with a general description of the Debt Securities we may offer. Whenever we sell Debt Securities under this registration statement, we will provide a prospectus supplement which will contain specific information about the terms of that particular transaction. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus. Although we will try to include all information that we believe may be material to investors, certain details that may be important to you may have been excluded. To obtain more detailed information, you should read the exhibits filed by us with this registration statement or our other SEC filings. You also should read this prospectus and any prospectus supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

         We also regularly file with the SEC documents that include information about our financial statements and our company, including information on matters that might affect our future financial results. Our principal subsidiaries, Delmarva Power & Light Company ("Delmarva") and Atlantic City Electric Company ("ACE"), also periodically file documents with the SEC. It is important for you to read these documents, this Prospectus and the applicable Prospectus Supplement before you invest.

WHERE YOU CAN FIND MORE INFORMATION

         AVAILABLE INFORMATION

         We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N. W., Room 1024 Washington, D. C. 20549 or at the SEC's other public reference facilities located at the New York Regional Office 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 to obtain information about the operation of the public reference facilities. The Company's Common Stock and Class A Common Stock are listed on the New York Stock Exchange (NYSE: CIV and CIV A).

         Our SEC filings are also available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Please call the New York Stock Exchange at (212) 656-5060 to learn how to obtain copies. The SEC also maintains an Internet world wide web site that contains annual and quarterly reports, proxy statements and other information about issuers. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Our SEC filings can also be reviewed at Conectiv's Internet web site at http://www.conectiv.com. Please click on "InvestorInfo" on the home page to access our SEC filings.

         INCORPORATION BY REFERENCE

         We incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC at a later date will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the Debt Securities are sold:

-        Delmarva's Annual Report on Form 10-K for the year ended December 31,
         1997;

- Combined Atlantic Energy, Inc. ("Atlantic") and ACE's Annual Report on Form 10-K for the year ended December 31, 1997;

- Our quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

- Delmarva's quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

- ACE's quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

- Our current reports on Form 8-K dated March 6, 1998 (as amended on March 9, 1998), April 23, 1998, August 3, 1998, September 18, 1998,
         November 2, 1998 and December 8, 1998, and January 26, 1999;

- ACE's current reports on Form 8-K dated March 3, 1998, March 5, 1998, September 18, 1998 and December 7, 1998; and

- Delmarva's current reports on Form 8-K dated March 3, 1998, March 4, 1998, March 9, 1998 and January 26, 1999.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary -- Assistant Secretary
Conectiv
800 King Street
Wilmington, Delaware 19899
(302) 429-3935

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell Debt Securities if it is accompanied by a prospectus supplement. We are only offering these Debt Securities in states where the offer is permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY

         Conectiv is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and is headquartered in Wilmington, Delaware. On March 1, 1998, through a combination of Delmarva and Atlantic, Delmarva and its direct subsidiaries and Atlantic's direct subsidiaries, including ACE, became direct subsidiaries of the Company and Atlantic was merged out of existence. Delmarva was incorporated under the laws of the State of Delaware in 1909 and under the laws of the Commonwealth of Virginia in 1979. Delmarva's primary business includes producing, purchasing, delivering and selling electricity; purchasing, transporting and selling natural gas; and providing other services which are primarily energy-related. Delmarva provides electric service in Delaware, Maryland and Virginia and gas service in Delaware. ACE is a public utility company organized under the laws of the State of New Jersey in 1924 by the merger and consolidation of several utility companies. ACE is engaged in the generation, transmission, distribution, and sale of electric energy in the southern part of New Jersey.

         Conectiv provides vital services (energy, telecommunications, heating, cooling, plumbing) to homes and businesses in the mid Atlantic region. We currently have 950,000 regulated retail energy customers and 175,000 nonregulated retail energy, services and telecommunications customers in Delaware, southern New Jersey, and parts of Virginia, Maryland and southeastern Pennsylvania.

         Conectiv is organized in three business groups: Energy, Services and Power Delivery. Energy is a multi-fueled, asset-backed energy (electric, natural gas, oil) provider to regulated and unregulated customers throughout the mid Atlantic region. Power Delivery delivers electricity and natural gas in four regulated franchise jurisdictions. Services includes Conectiv Communications Inc. ("CCI"), Conectiv Services Inc. ("CSI") and Conectiv Thermal Inc. ("CTS"). CCI was formed in November 1997 and provides facilities-based local and long distance telecommunications services. CSI commenced operations in 1996 and has grown through acquisitions. CTS began operation in 1995 and provides thermal energy services to large commercial and industrial customers, including casinos, hotels and office complexes, primarily in New Jersey.

         We have received authorization from the SEC pursuant to the PUHCA for certain actions designed to further simplify and consolidate our non-utility subsidiaries. The restructuring will be accomplished in two phases with final phase to be completed by June 1999.

         The information above concerning Conectiv and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning the Company and its subsidiaries, you should refer to the information described in "Where You Can Find More Information."

         The principal executive offices of Conectiv are located at 800 King Street, Wilmington, DE 19899 and the telephone number for Conectiv information is 1-800-424-8401.

USE OF PROCEEDS

     Unless the applicable prospectus supplement indicates otherwise, we anticipate adding the net proceeds to be received from the sale of the offered Debt Securities to our general funds, which may be used to:

-        repay short-term debt;

-        repurchase shares of our common stock;

-        finance capital expenditures of non-regulated subsidiary companies; and

-        provide working capital.

Until all of the net proceeds are used, they may be temporarily invested in short-term interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

         Our consolidated ratios of earnings to fixed charges for the periods indicated are as follow:

                                    TWELVE MONTHS ENDED DEC. 31
TWELVE MONTHS ENDED                 ---------------------------
SEPTEMBER 30, 1998                  1997      1996      1995      1994      1993
------------------                  ----      ----      ----      ----      ----
       2.62                         2.63      2.83      2.92      2.85      2.88

For purposes of computing the ratio, earnings are net income plus income taxes and fixed charges, less nonutility capitalized interest. Fixed charges consist of interest on long- and short-term debt, amortization of debt discount, premium and expense, preferred stock dividend requirements of subsidiaries and interest on leases. Preferred dividend requirements for purposes of computing the ratio have been increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements.

DESCRIPTION OF DEBT SECURITIES

         The following description states the general terms and provisions of our unsecured debt securities. In this prospectus, "Debt Securities" means the debentures, notes, bonds and other evidences of indebtedness that we will issue and the Trustee will authenticate and deliver under an Indenture to be entered into between us and the trustee, the First Union Trust Company, National. Association. The prospectus supplement will describe the specific terms of the Debt Securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Debt Securities.

         We have summarized certain terms and provisions of the Indenture in this section. The summary is not complete. We have also filed the form of the Indenture as an exhibit to this registration statement. You should read the form of Indenture for additional information before you buy any Debt Securities. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). You should refer to the Trust Indenture Act for provisions that apply to the Debt Securities. In the summary, we have included references to section numbers of the Indenture so that you can more easily locate these provisions. This summary also is subject to and qualified by reference to the description of the particular terms of the Debt Securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

GENERAL

         The Debt Securities will be our direct, senior, unsecured obligations and will rank equally with any other senior, unsecured debt of Conectiv. Debt Securities issued under the Indenture will be issued as part of a series that has been established pursuant to a supplemental indenture, a Board Resolution or an Officer's Certificate designating the specific terms of the series of Debt Securities (Section 2.01). These terms will be described in a prospectus supplement and will include, among other things, the following:

-        The title of the Debt Securities of the series;

- The denominations in which the Debt Securities can be issued if other than denominations of $1,000 or any integral multiple thereof;

-        Any limit upon the aggregate principal amount of the Debt Securities;

- The dates on which the principal and premium, if applicable, of the Debt Securities will be payable;

- The interest rate which the Debt Securities will bear and the interest rate payment dates for the Debt Securities;

- The place or places where the principal of and premium, if any, and interest, if any, on any of the Debt Securities will be payable;

- The percentage of the principal amount at which the Debt Securities will be issued and any optional redemption provisions that would permit us to redeem the Debt Securities prior to their final maturity;

- Any sinking fund provisions that would obligate us to repurchase or to redeem part or all of the Debt Securities prior to their final maturity;

- Any deletions or modifications of or additions to the Events of Default or covenants of Conectiv;

- The applicability of the provisions described under the Heading "Defeasance" to the Debt Securities;

- Whether the Debt Securities will be issued in whole or in part in the form of a "global security" (meaning a debt security issued under the Indenture to represent all or part of an entire series of Debt Securities); and

-        Any other terms of the Debt Securities.

         Some of the Debt Securities may be issued at a discount below their stated principal amount bearing no interest or a reduced interest rate. These Debt Securities are known as "Discount Securities." In such a case, any applicable United States federal income tax consequences and other special factors applicable to the Discount Securities should be considered prior to purchasing such Discount Securities and will be described in a prospectus supplement.

PAYMENT OF DEBT SECURITIES (Sections 2.01 and 2.12)

         Unless we state differently in a prospectus supplement, we may make interest payments on any series of Debt Securities by mailing a check to the address of the Holder listed on the Security Registrar's books or by wire transfer to the account of any Holder as of the close business on the regular record date relating to such payment. However, we will pay interest payable at maturity to the person to whom the principal is paid. If we have defaulted in the payment of interest on any Debt Security, then we shall pay defaulted interest in any lawful manner. We may pay such defaulted interest to the Holders of Debt Securities as of the close of business on a date at least 5 days prior to the date on which we propose to pay such defaulted interest.

         Unless otherwise specified in the prospectus supplement, we will pay principal, premium, if any, and interest on the Debt Securities at maturity upon presentation of the Debt Securities at the corporate trust office of First Union Trust Company, National Association, One Rodney Square, 920 King Street Wilmington, Delaware, 19801.

REGISTRATION AND TRANSFER (Sections 2.05 and 2.08)

         You may exchange or transfer Debt Securities at the office of the Trustee. The Trustee acts as our agent for registering Debt Securities in the names of Holders and transferring Debt Securities. The Company may appoint or remove additional agents or may act as its own agent for this purpose. The Company may at its discretion change the place for registration of transfer of the Debt Securities.

         Except as otherwise provided in a prospectus supplement, there will be no service charge for the registration of transfer or exchange of any Debt Security but we may require you to pay any applicable tax or other governmental charge payable in connection with the registration of transfer or exchange of Debt Securities. We are not required to execute or to provide for the registration of transfer of, or the exchange of, Debt Securities during a period of 15 days prior to giving any notice of redemption of such Debt Securities called for redemption or (b) any Debt Securities selected for redemption, except the unredeemed portion of any Debt Securities being redeemed in part.

CONSOLIDATION, MERGER OR SALE (SECTION 4.01)

         The Indenture generally permits us to merge or consolidate with or to sell or lease all or substantially all of our assets to another United States based company as long as:

- the resulting entity expressly assumes all of our obligations under the Debt Securities and Indenture;

-        immediately after the transaction, no Event of Default exists;

- Conectiv delivers to the Trustee an officer's certificate and legal opinion stating that the transaction complies with the Indenture; and

-        certain other conditions are met.

         If we merge or consolidate with or sell all or substantially all of our assets to another United States based company, and satisfy the conditions enumerated above, then we will be relieved of all obligations under the Indenture and the Debt Securities.

EVENTS OF DEFAULT (SECTION 5.01)

         "Event of Default," when used in the Indenture with respect to any series of Debt Securities, means any of the following:

- failure to pay interest on Debt Securities for 30 days after the same becomes due;

-        failure to pay principal on Debt Securities when due;

- failure to comply with any of our agreements in the Debt Securities or the Indenture that applies to Debt Securities for 60 days after receiving written notice of such failure;

-        certain events in bankruptcy, insolvency or reorganization of Conectiv;
         or

- any other Event of Default described in a prospectus supplement applicable to that certain series of Debt Securities.

REMEDIES

         Acceleration of Maturity (Section 5.02 and 5.03)

         If an Event of Default (other than an Event of Default with respect to certain events in bankruptcy, insolvency or reorganization of Conectiv) occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of Debt Securities may declare the principal amount (or if \ any of the Debt Securities are Discount Securities, such portion of the principal amount thereof as may specified in the terms thereof) of all such Debt Securities, together with premium, if any, and accrued interest, if any, to be due and payable immediately by written notice to us (and to the Trustee if given by the Holders of Debt Securities). If such a declaration is made, the Holders of a majority of the aggregate principal amount of that series can void the declaration.

         If any Event of Default with respect to certain events in bankruptcy, insolvency or reorganization of Conectiv occurs and is continuing, the principal of, together with premium, if any, and interest, if any, on all the Debt Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee of any Holders.

         With certain exceptions, the Holders of a majority in principal amount of the Debt Securities may waive an existing Event of Default. If all existing Events of Default have been waived or cured, except nonpayment of any amount that has become due solely because of acceleration, any such acceleration and its consequences shall be automatically rescinded unless such rescission would conflict with any judgment or decree.

         The prospectus supplement for each series of Debt Securities that are Discount Securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an Event of Default occurs and continues.

         Right to Direct Proceedings (Section 5.05)

         If an Event of Default occurs and is continuing, the Holders of a majority in Principal Amount of the Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee determines that such direction does not unduly prejudice the rights of the other Holders and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Limitation on Right to Institute Proceedings (Section 5.06)

         No Holder of Debt Securities shall have the right to pursue any remedy with respect to the Indenture or the Debt Securities unless:

         (a) the Holder provides the Trustee with written notice of a continuing Event of Default;

         (b) the Holders of at least 33% in Principal Amount of the Debt Securities make a written request to the Trustee to pursue the remedy and have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (c) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (d) the Holders of a majority of the [Principal Amount] of the Debt Securities do not give the Trustee a direction inconsistent with the request during the 60-day period.



         No Impairment of Right to Receive Payment (Section 5.07)

         Notwithstanding any other provision in the Indenture (including remedies which are subject to conditions precedent), each Holder of Debt Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the Debt Securities when due and to institute suit for the enforcement of any such payment. Such rights may not be impaired or affected without the consent of such Holder.

         Notice of Default (Section 6.05)

         If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Debt Securities notice of the Event of Default. The Trust Indenture Act currently permits the Trustee to withold notices of default (except for certain payment defaults) if the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

MODIFICATION OF THE INDENTURE (SECTIONS 5.04, 8.01 AND 8.02)

         Modification Without Consent

         Conectiv and the Trustee may amend the Indenture or the Debt Securities without notice for any of the following purposes:

         - to cure any ambiguity, omission, defect or inconsistency, or to make any other changes that do not adversely affect the rights of any holder of the Debt Securities in any material respect; or

         - to evidence the succession of another entity to Conectiv and the assumption by any such successor of the covenants of Conectiv in the Indenture and the Debt Securities; or

         - to provide for the procedures required to permit Conectiv to utilize, at its option, a non-certificated system of registration for all or any series of the Debt Securities; or

         -        to provide collateral security for the Debt Securities; or

         - to add to the covenants of Conectiv for the benefit of all Holders of the Debt Securities of one or more specific series or for the benefit of the holders of the Debt Securities or to surrender any right or power herein conferred upon Conectiv by the Indenture; or

         - to make any change that does not adversely affect the rights of any holder of any Debt Securities in any material respect.

         Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the Trustee may, without the consent of any holders of any Debt Securities, enter into one or more supplemental indentures to evidence or effect such amendment.

         Modification With Consent

         Conectiv and the Trustee may amend and/or supplement the Indenture or the Debt Securities without notice to any Holder but with the written consent of the Holders of more than 50% of the aggregate principal amount of outstanding Debt Securities of each series affected by the change. Without the consent of each Holder affected, any amendment may not:

         - reduce the amount of Debt Securities whose Holders must consent to an amendment;

         - reduce the rate of or extend the time for payment of interest on any Debt Security;

         - reduce the principal of or extend the fixed maturity of any Debt Security;

         - reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed;

         - make any Debt Security payable in money other than that stated in the Debt Security; or

         - reduce the number of holders of Debt Securities that are required for any waiver of default under the Indenture.

         We may enter into supplemental indentures for other specified purposes, including the creation of a new series of Debt Securities, without the consent of any Holder of Debt Securities.

DEFEASANCE (SECTION 7.01)

         We will be discharged from our obligations on the Debt Securities of any series, or any portion of the principal amount thereof, at any time that we irrevocably deposit in trust with the Trustee or any Paying Agent (other than Conectiv) cash or non-redeemable U.S. Government Obligations, or a combination of the two, sufficient to pay the principal of, interest, and any premium or other sums due to the maturity date or a redemption date of the Debt Securities of the series. If this happens, the Holders of Debt Securities of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities.

         "U.S. Government Obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

DISCHARGE OF INDENTURE (SECTION 7.02)

         The Indenture will cease to be of any effect when:

- all previously issued Debt Securities have been delivered to the Trustee for cancellation and have been deemed paid; and

-        all sums payable by us under the Indenture have been paid.

REDEMPTION (SECTIONS 9.02, 9.03 AND 9.04)

         The terms for the redemption of Debt Securities will be stated in the applicable prospectus supplement. Unless the prospectus supplement states differently and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable upon notice by mail to each Holder of Debt Securities to be redeemed between 30 and 60 days prior to the redemption date. If less than all of the Debt Securities of any series are to be redeemed, the Trustee will select the Debt Securities to be redeemed pro rata, by lot or by a another method as the Trustee deems fair and appropriate. Debt Securities selected by the Trustee shall be in the amounts of $1,000 or in the minimum principal denomination for the such series of Debt Securities.

         Any notice of redemption at the option of Conectiv may state that such redemption will be conditional upon receipt by the Paying Agent of monies sufficient to redeem all the Securities called for redemption not later than the opening of business on the redemption date. If such moneys are to be deposited by such date and time, the Trustee shall promptly notify the holders of all Securities called for redemption of such fact and Conectiv shall not be required to redeem such securities.

         Debt Securities will cease to bear interest on the redemption date. Upon the surrender of your Debt Securities, Conectiv will pay the redemption price plus any premium and accrued interest. If only part of the Debt Securities is redeemed, the Trustee will deliver to you a new Debt Security of the same series for the remaining portion.

PLAN OF DISTRIBUTION

         We may sell the Debt Securities offered under this prospectus through underwriters, agents or dealers or directly to purchasers.

         UNDERWRITERS

         Any agents or underwriters will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

         The distribution of Debt Securities under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         AGENTS AND DIRECT SALES

         If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

-        commercial and savings banks;

-        insurance companies;

-        pension funds;

-        investment companies; and

-        education and charitable institutions.

         The institutional purchaser's obligations under the contract are subject only to the condition that the purchase of the offered Debt Securities at the time delivery is allowed by any laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

         GENERAL INFORMATION

         Underwriters, dealers and agents participating in a sale of Debt Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the agents, underwriters or dealers may be required to make as a result of those certain civil liabilities.

         Unless we indicate differently in a prospectus supplement, we will not list the Debt Securities on any securities exchange. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security but is not obligated to do so. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

         Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.

LEGAL MATTERS

         The validity of the Debt Securities will be passed upon for Conectiv by Peter F. Clark, General Counsel for Conectiv, and for the underwriters or agents by Thelen Reid & Priest LLP, New York, New York. Thelen Reid & Priest, LLP represents Conectiv in connection with certain federal income tax matters.

EXPERTS

         The consolidated balance sheets of Delmarva and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, as given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Atlantic Energy, Inc. and ACE incorporated herein by reference from their respective Annual Reports on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth those expenses to be incurred by the Conectiv in connection with the issuance and distribution of the Debt Securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the applicable Securities and Exchange Commission registration fee.

Securities and Exchange Commission Filing Fees.........................         $69,500
Printing Expenses......................................................         $30,000*
Trustee's Fees and Expenses............................................         $ 5,000
Legal Fees and Expenses................................................         $75,000*
Independent Public Accountants' Fees and Expenses......................         $40,000*
Rating Agency Fees.....................................................         $40,000*
Blue Sky Filing Fees and Expenses......................................         $ 7,500*
Miscellaneous Expenses.................................................         $_______
         Total Expenses................................................         $267,000*
         *Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Conectiv is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Conectiv has the power to indemnify its directors and officers, subject to certain limitations.

         The Restated Certificate and Articles of Incorporation of Conectiv provide that Conectiv shall indemnify, to the full extent that it shall have power to do so under applicable law, each director and officer against all costs and liabilities reasonably incurred by or imposed on such persons in connection with any litigation in which such director or officer may be involved by reason of being or having been a director or officer of Conectiv. This provision is not exclusive of other rights to which any director or officer may otherwise be entitled.

         The Restated Certificate and Articles of Incorporation of Conectiv also provide that, to the extent the Delaware General Corporation Law is amended to authorize further eliminating or limiting the personal liability of directors, the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law.

         Subject to certain exceptions, the directors and all corporate officers of Conectiv are insured for not less than $75,000,000 for of any claim or claims that may be made against them, including those claims arising under the Securities Act, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and Conectiv is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such director and officer insurance are paid by Conectiv.

         The foregoing summaries are necessarily subject to the complete text of the statute, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS

Reference is made to the Exhibit Index filed herein at Page II-5, such Exhibit Index is being incorporated in this Item 16 by reference.

ITEM 17.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the Conectiv by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Conectiv certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and State of Delaware on the 12th of February, 1999.

CONECTIV

By /s/ J.C. VAN RODEN, JR.

Name: J.C. van Roden, Jr.
Title:    Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 12th day of February, 1999 by the following persons in the capacities indicated:

       SIGNATURE                                       TITLE
       ---------                                       -----
/s/ H.E. COSGROVE             Chairman of the Board, Chief Executive Officer and
-----------------------       Director
(H. E. Cosgrove)              (Principal Executive Officer)

/s/ J.C. VAN RODEN, JR.       Senior Vice President and Chief Financial Officer
-----------------------       (Principal Financial Officer)
(J.C. van Roden, Jr.)

/s/ J. P. LAVIN               Controller
-----------------------       (Principal Accounting Officer)
(J. P. Lavin)


M. G. Abercrombie )
R. D. Burris      )
A. K. Doberstein  )         Directors*
M. B. Emery       )
S. I. Gore        )



C. Holley         )
J. L. Jacobs      )
R. B. Mc Glynn    )         Directors*
B. J. Morgan      )
W. E. Nellius     )
H. Raveche        )


* Louis M. Walters, by signing his name hereto on the 12th day of February, 1999, does hereby sign this document pursuant to powers duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons all being Directors of the Registrant.

                                        /s/ Louis M. Walters
                                        --------------------
                                        Louis M. Walters, Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBIT
------                     ----------------------
1        ---      Form of Distribution Agreement (for the offering of
                  Medium-Term Notes)

4(a)     ---      Form of Indenture between the Company and First Union Trust
                  Company, National Association, Trustee

5        ---      Opinion of Peter F. Clark, Esq. (to be filed by amendment)

12       ---      Statement of Ratio of Earnings to Fixed Charges (Incorporated
                  by reference to the Company's quarterly report on Form 10-Q for the period ended September 30, 1998)

23       ---      Consent of Peter F. Clark, Esq. (Included in Exhibit 5)

23(b)    ---      Consent of PricewaterhouseCoopers LLP, independent accountants

23(c)    ---      Consent of Deloitte & Touche LLP, independent auditors

24       ---      Powers of Attorney

25       ---      Statement of Eligibility of Trustee